                                                                     EXHIBIT 5.1





                                                May 19, 1999





OpTel, Inc.
1111 West Mockingbird Lane
Dallas, Texas 75247

Ladies and Gentlemen:

                  We have acted as counsel to OpTel, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 338,553 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be offered for sale by the Company from time to time under the Company's 1998 Employee Stock Purchase Plan adopted on June 4, 1998 (the "Plan").

                  We have examined the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and minute books and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

                  Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

                  1. The Company is a corporation duly organized under the laws of the State of Delaware.

                  2. The Common Stock covered by the Registration Statement has been validly authorized.

                  3. When (i) the Common Stock has been duly registered under the Act, (ii) certificates for the Common Stock have been duly delivered, and
(iii) the Company has received

OpTel, Inc.
May 19, 1999
Page 2




the consideration to be received by it pursuant to and upon exercise of the related awards issued under the Plan, the Common Stock will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.


                  We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.



                                                     Very truly yours,

                                                     /s/ KRONISH LIEB WEINER
                                                         & HELLMAN, LLP